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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 12, 1999

                        MOBILEMEDIA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                  33-68840                 22-3379712
     (State or other         (Commission File No.)         (IRS Employer
      jurisdiction                                      Identification No.)
    of incorporation)

            Fort Lee Executive Park, One Executive Drive, Suite 500,
                           Fort Lee, New Jersey 07024
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 224-9200
              (Registrant's telephone number, including area code)


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        (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On April 12, 1999, MobileMedia Corporation ("MobileMedia") and MobileMedia Communications, Inc. ("Communications" and together with MobileMedia, the "Debtors") issued the press release file herewith as Exhibit 99.1 announcing that MobileMedia's Third Amended Plan of Reorganization (the "Plan") which provides for the merger of MobileMedia into Arch Communications Group, Inc. ("Arch") (Nasdaq: APGR), was confirmed by the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Bankruptcy Court confirmed the Plan after certain objectors to the Plan withdrew their alternative proposal.

MobileMedia and Arch expect to close the merger transaction in early June, at which time the Debtors will officially emerge from Chapter 11 protection. The merger of Arch and MobileMedia will create the nation's second largest paging company with more than seven million paging units-in-service in all 50 states.

On April 13, 1999, MobileMedia and Arch issued the press release filed herewith as Exhibit 99.2 announcing that an expiration date of May 14, 1999 (5:00 p.m. New York City time) has been established for the rights offering to MobileMedia's unsecured creditors and the rights offering to Arch's stockholders of record on January 27, 1999.

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            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 14, 1999               MOBILEMEDIA COMMUNICATIONS, INC.

                                    By: /s/ David R. Gibson
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                                        David R. Gibson
                                        Senior Vice President and
                                        Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                                                 Page
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99.1        Press Release

99.2        Press Release







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